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                                                                      Exhibit 99

                  UNISOURCE WORLDWIDE, INC. STOCK OPTION PLAN


                                   ARTICLE I

                                    Purpose


               The purpose of this Stock Option Plan (the "Plan") is to enable Unisource Worldwide, Inc. (the "Company") to offer employees and consultants of the Company and its subsidiaries equity interests in the Company, thereby attracting, retaining and rewarding such persons, and strengthening the mutuality of interests between such persons and the Company's shareholders.


                                   ARTICLE II

                                  Definitions


               For purposes of this Plan, the following terms shall have the following meanings:

               2.1   "Board" shall mean the Board of Directors of the Company.
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               2.2   "Code" shall mean the Internal Revenue Code of 1986, as
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       amended.

               2.3   "Committee" shall mean a committee appointed by the Board
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       to administer the Plan, consisting of two or more Directors, each of whom is a "non-employee director" as defined in Rule 16b-3 under the Securities Exchange Act of 1934 and an "outside director" as defined in regulations under Section 162(m) of the Code.

               2.4   "Common Stock" shall mean the Common Stock, no par value,
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       of the Company.

               2.5   "Company" shall mean Unisource Worldwide, Inc..
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               2.6   "Fair Market Value" as of any date shall mean, unless
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       otherwise required by any applicable provision of the Code or any regulations issued thereunder, the closing sales price of a share of Common Stock for the applicable trading day as reported on the New York Stock Exchange Composite Tape.

               2.7   "Incentive Stock Option" shall mean any Stock Option
                      ----------------------
       awarded under this Plan intended to be and designated as an "Incentive Stock Option" within the meaning of Section 422 of the Code or any successor section.

               2.8   "Non-Qualified Stock Option" shall mean any Stock Option
                      --------------------------
       awarded under this Plan that is not an Incentive Stock Option.

               2.9   "Participant" shall mean a person to whom an Option has
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       been granted under this Plan.

               2.10  "Stock Option" or "Option" shall mean any option to
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       purchase shares of Common Stock granted pursuant to Article VI.
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                                  ARTICLE III

                                 Administration


               3.1   The Committee.  The Plan shall be administered and
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       interpreted by the Committee.

               3.2   Awards.  The Committee shall have full authority to grant
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       Stock Options to persons eligible under Article V, including the authority:

                     (a) to select the persons to whom Stock Options may from time to time be granted;

                     (b) to determine whether and to what extent Incentive Stock Options or Non-Qualified Stock Options, or any combination thereof, are to be granted to one or more persons eligible to receive Options under
       Article V;

                     (c) to determine the number of shares of Common Stock to be covered by each Option granted; and

                     (d) to determine the terms and conditions, not inconsistent with the terms of this Plan, of any Option granted (including, but not limited to, the exercise price of the Option, the term of the Option, any restriction or limitation affecting the exercisability of the Option and any conditions under which the exercisability of the Option will be accelerated).

               3.3   Guidelines.   Subject to Article VII hereof, the Committee
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       shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing this Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of this Plan and any Option granted under this Plan (and any agreements relating thereto), and to otherwise supervise the administration of this Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in this Plan or in any Option in the manner and to the extent it shall deem necessary to carry this Plan into effect.

               3.4   Decisions Final.  Any decision, interpretation or other
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       action made or taken in good faith by the Committee arising out of or in connection with the Plan shall be final, binding and conclusive on the Company, all employees and Participants and their respective heirs, executors, administrators, successors and assigns.


                                   ARTICLE IV

                               Share Limitations


               4.1   Shares.  The maximum aggregate number of shares of Common
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       Stock that may be issued under this Plan shall be 10,000,000 (subject to any increase or decrease pursuant to Section 4.3), which may be either authorized and unissued Common Stock or issued Common Stock reacquired by the Company. If any Option granted under this Plan expires, terminates or is cancelled for any reason without having been exercised in full, the number of unpurchased shares shall again be available for the purposes of the Plan.

               4.2   Individual Limit.  The maximum aggregate number of shares
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       with respect to which Options may be granted to any individual during any fiscal year shall be 500,000 (subject to increase or decrease pursuant to
       Section 4.3).
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               4.3   Adjustments.  If the outstanding shares of Common Stock are
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       increased, decreased or exchanged for a different number or kind of shares or other securities, or if additional shares or other property (other than ordinary cash dividends) are distributed with respect to such shares of Common Stock or other securities, through merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, dividend, stock split, reverse stock split, spin off, split off, or other distribution with respect to such shares of Common Stock, or other securities, an appropriate and proportionate adjustment may be made in
       (i) the maximum number and kind of shares that may be issued under the Plan, (ii) the maximum number and kind of shares with respect to which Options may be granted to any individual during any fiscal year, (iii) the number and kind of shares or other securities subject to then outstanding Options, and (iv) the price for each share subject to any then outstanding Options. No fractional shares will be issued under the Plan on account of any such adjustments.


                                   ARTICLE V

                                  Eligibility


               5.1   Employees.  Officers and other employees of the Company
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       (including directors of the Company who are also employees of the
       Company) and employees of any subsidiary of the Company are eligible to be granted Options under this Plan.

               5.2   Consultants.  Persons who directly or through a corporation
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       in which they own a majority of the outstanding shares of voting stock provide services to the Company or any of its subsidiaries as independent contractors are eligible to be granted Non-Qualified Stock Options under this Plan.


                                   ARTICLE VI

                                 Stock Options


               6.1   Options.  Each Stock Option granted under this Plan shall
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       be either an Incentive Stock Option or a Non-Qualified Stock Option.

               6.2   Grants.  The Committee shall have the authority to grant to
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       any person eligible under Article V one or more Incentive Stock Options,
       Non-Qualified Stock Options, or both types of Stock Options. To the extent that any Stock Option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such Stock Option or the portion thereof which does not qualify as an Incentive Stock Option shall constitute a separate Non-Qualified Stock Option.

               6.3   Incentive Stock Options.  Anything in the Plan to the
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       contrary notwithstanding, no term of this Plan relating to Incentive
       Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the Participant affected, to disqualify any Incentive Stock Option under such Section 422.

               6.4   Terms of Options.  Options granted under this Plan shall be
                     ----------------
       subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem desirable:
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                 (a) Stock Option Award.  Each Stock Option shall be evidenced
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       by, and subject to the terms of, a Stock Option Award.  The Stock Option
       Award shall specify whether the Option is an Incentive Stock Option or a Non-Qualified Stock Option, the number of shares of Common Stock subject to the Stock Option, the option price, the option term, and the other terms and conditions applicable to the Stock Option.

                 (b) Option Price.  The option price per share of Common Stock
                     ------------
       purchasable upon exercise of a Stock Option shall be determined by the Committee at the time of grant but shall be not less than 100% of the Fair Market Value of the Common Stock on the date of grant if the Stock Option is intended to be an Incentive Stock Option.

                 (c) Option Term.  The term of each Stock Option shall be fixed
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       by the Committee at the time of grant but shall not be exercisable more than ten years after the date of grant if the Stock Option is intended to be an Incentive Stock Option.

                 (d) Exercisability.  Stock Options shall be exercisable at such
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       time or times and subject to such terms and conditions as shall be determined by the Committee at the time of grant; provided, however, that the Committee may waive any installment exercise or waiting period provisions, in whole or in part, at any time after the date of grant, based on such factors as the Committee shall, in its sole discretion, deem appropriate.

                 (e) Method of Exercise.  Subject to such installment exercise
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       and waiting period provisions as may be imposed by the Committee, Stock
       Options may be exercised in whole or in part at any time during the option term, by giving written notice of exercise to the Company specifying the number of shares of Common Stock to be purchased and the option price for such shares. The option exercise price shall be paid in full in cash or check payable to the order of Unisource prior to the delivery of the shares, or by tendering the number of shares of Unisource common stock equal in value to the exercise price, or the options may be exercised through broker-assisted exercises in which the broker may forward the exercise price. Upon payment in full of the option price, a stock certificate or stock certificates representing the number of shares of Common Stock to which the Participant is entitled shall be delivered to the Participant (or the broker). A Participant shall not be deemed to be the holder of Common Stock, or to have the rights of a holder of Common Stock, with respect to shares subject to the Option, unless and until a stock certificate representing such shares of Common Stock is issued.

                 (f) Termination of Employment.  Unless otherwise determined by
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       the Committee, Stock Options held by a Participant who ceases to be an employee or consultant of the Company and its subsidiaries shall be exercisable as follows:

                    (i) In the case of a Participant who dies, all Options that were outstanding on the date of the Participant's death may be exercised by the legal representative of the Participant's estate for a period of one year after the date of death or until the expiration of the stated term of the Option, whichever period is shorter.

                    (ii) In the case of a Participant who becomes disabled (as defined by the Company's Long Term Disability Plan), all Options that were outstanding on the effective date of such disability may be exercised by the Participant for a period of one year after such date or until the expiration of the stated term of the Option, whichever period is shorter.

                    (iii) In the case of a Participant who ceases to be an employee or consultant of the Company and its subsidiaries for any reason other than death or disability, all Options that were exercisable on the date of termination of the Participant's employment or consulting relationship may be exercised by the Participant for a period of three months after such date or until the expiration of the stated term of the Option, whichever period is shorter.

                    (iv) Any Option not exercised during the periods specified in Subsections (i), (ii) or (iii) shall terminate at the end of such period; provided, however, that the Committee may extend such period, based on such factors as the Committee shall, in its sole discretion, deem appropriate. If an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Option will thereafter be treated as a Non-Qualified Stock Option.

                 (g) Incentive Stock Option Limitations.  To the extent that the
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       aggregate Fair Market Value (determined as of the date of grant) of the
       Common Stock with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year under the Plan and/or any other stock option plan of the Company or any subsidiary or parent corporation (within the meaning of Section 424 of the Code) exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options.

                 Should the foregoing provisions not be necessary in order for the Stock Options to qualify as Incentive Stock Options, or should any additional provisions be required, the Board may amend this Plan or any individual award accordingly.


                                  ARTICLE VII

                            Termination or Amendment


               7.1   Termination or Amendment of the Plan.  The Board may at any
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       time terminate this Plan or amend all or any part of this Plan; provided, however, that, unless otherwise required by law, and subject to Article IV, the rights of a Participant with respect to Options granted prior to such termination or amendment may not be materially impaired without the consent of such Participant.

               7.2   Amendment of Options.  The Committee may amend the terms of
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       any outstanding Option, prospectively or retroactively, but, subject to
       Article IV, no such amendment or other action by the Committee may have a material adverse effect on the rights of any holder without the holder's consent.


                                  ARTICLE VIII

                               General Provisions


               8.1   Nonassignment.  Except as otherwise provided in this Plan,
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       Options granted hereunder and the rights and privileges conferred thereby shall not be sold, transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise), and shall not be subject to execution, attachment or similar process.

               8.2   Legend.  All certificates representing shares of Common
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       Stock delivered under this Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is listed or traded, any applicable federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on stock certificates to make appropriate reference to such restrictions.

               8.3   Other Plans.  Nothing contained in this Plan shall prevent
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       the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required, and such arrangements may be either generally applicable or applicable only in specific cases.

               8.4   No Right to Employment.  Neither this Plan nor the grant of
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       any Option shall give any Participant or other employee or consultant any right with respect to continuance of employment or consulting relationship with the Company or any subsidiary of the Company, nor shall there be a limitation in any way on the right of the Company or a subsidiary, as the case may be, to terminate such Participant's employment or consulting arrangement at any time.

               8.5   Withholding of Taxes.  The Company shall have the right,
                     --------------------
       prior to delivering a stock certificate representing the shares of Common Stock otherwise deliverable to a Participant upon exercise of an Option, to (i) require the Participant to remit to the Company an amount sufficient to satisfy all federal, state, local and non-U.S. tax withholding requirements (including social security and Medicare withholding requirements, if applicable), (ii) reduce the number of shares of Common Stock otherwise deliverable to the Participant by an amount that would have a Fair Market Value on the date of exercise equal to the amount of all federal, state, local and non-U.S. taxes (including social security and Medicare taxes, if applicable) required to be withheld, or (iii) deduct the amount of such taxes from cash payments otherwise to be made to the Participant. In connection with such withholding, the Committee may make such arrangements as are consistent with this Plan as it may deem appropriate.

               8.6   Listing and Other Conditions.
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                     (a) The issuance of any shares of Common Stock upon
       exercise of an Option shall be conditioned upon such shares being listed on the New York Stock Exchange. The Company shall have no obligation to issue any shares of Common Stock unless and until the shares are so listed, and the right to exercise any Option shall be suspended until such listing has been effected.

                     (b) If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock upon exercise of an Option is or may in the circumstances be unlawful or result in the imposition of excise taxes under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act of 1933 or otherwise with respect to shares of Common Stock or Options, and the right to exercise any Option shall be suspended until, in the opinion of such counsel, such sale or delivery shall be lawful or shall not result in the imposition of excise taxes.

                     (c) Upon termination of any period of suspension under this
       Section 8.6, any Option affected by such suspension which shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares which would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Option.

               8.7   Governing Law.  This Plan and actions taken in connection
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       herewith shall be governed and construed in accordance with the laws of the Commonwealth of Pennsylvania.

               8.8   Construction.  Wherever any words are used in this Plan in
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       the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

               8.9   Liability of Committee Members.  No member or former member
                     ------------------------------
       of the Committee shall be liable, in the absence of bad faith or willful misconduct, for any act or omission with respect to service on the Committee. Service on the Committee shall constitute service as a director of the Company so that members of the Committee shall be entitled to indemnification and reimbursement as directors of the Company pursuant to its By-Laws.

               8.10  Other Benefits.  The grant of an Option shall not be deemed
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       compensation for purposes of computing benefits under any retirement plan nor affect any benefits under any other benefit plan now or hereafter in effect under which the availability or amount of benefits is related to the level of compensation.

               8.11  Costs.  Unless otherwise determined by the Board of
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       Directors and except as set forth in this Plan, the Company shall bear all expenses incurred in administering this Plan, including expenses of issuing Common Stock upon the exercise of Options.

               8.12  Severability.  If any part of this Plan shall be determined
                     ------------
       to be invalid or void in any respect, such determination shall not affect, impair, invalidate or nullify the remaining provisions of this Plan which shall continue in full force and effect.

               8.13  Successors.  This Plan shall be binding upon and inure to
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       the benefit of any successor or successors of the Company.

               8.14  Headings.  Article and section headings contained in this
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       Plan are included for convenience only and are not to be used in construing or interpreting this Plan.


                                   ARTICLE IX

                             Effective Date of Plan


               9.1   Effective Date.  This Plan shall be effective as of
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       January 1, 1997.


                                   ARTICLE X

                                  Term of Plan


              10.1  Term.  No Stock Option shall be granted pursuant to this
                    ----
       Plan on or after December 31, 2007, but Options granted prior to such date may extend beyond that date.